Exhibit 5

                       Donovan Leisure Newton & Irvine LLP
                              30 Rockefeller Plaza
                            New York, New York 10112


                                          February 24, 1998

Omnicom Group Inc.
437 Madison Avenue
New York, New York 10022

          Re: Registration Statement on Form S-3

Dear Sirs:

      We have acted as counsel to Omnicom Group Inc., a New York corporation (the "Company"), in connection with the preparation of the Registration Statement on Form S-3 (the "Registration Statement") filed by the Company with the Securities and Exchange Commission (the "Commission") on February 13, 1998. The Registration Statement relates to the issuance and sale from time to time, pursuant to Rule 415 of the General Rules and Regulations promulgated under the Securities Act of 1933, as amended (the "Securities Act"), of the following securities of the Company with an aggregate initial public offering price of up to $500,000,000: (i) common stock, par value $.50 per share ("Common Stock"),
(ii) one or more series of preferred stock, par value $1.00 per share ("Preferred Stock"), interests in which may be represented by depositary shares ("Depositary Shares"), (iii) one or more series of debt securities ("Debt Securities"), consisting of debentures, notes and/or other unsecured evidences of indebtedness, which may be unsubordinated ("Senior Debt Securities") or subordinated ("Subordinated Debt Securities") to certain other obligations of the Company, and (iv) warrants to purchase Debt Securities, Preferred Stock or Common Stock ("Warrants," and together with the Common Stock, Preferred Stock, Depositary Shares and Debt Securities, "Securities"). The Senior Debt Securities may be issued under an Indenture in the form filed as an exhibit to the Registration Statement, as amended or supplemented from time to time (the "Senior Indenture"), proposed to be entered into between the Company and one or more trustees chosen by the Company and qualified to act as such under the Trust Indenture Act of 1939, as amended (any such trustee, the "Senior Indenture Trustee"). The Subordinated Debt Securities may be issued under a separate Indenture in the form filed as an exhibit to the Registration Statement, as amended or supplemented from time to time (the "Subordinated Indenture"), proposed to be entered into between the Company and one or more trustees chosen by the Company and qualified to act as such under the Trust

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Omnicom Group Inc.                                                        Page 2
February 24, 1998


Indenture Act of 1939, as amended (any such trustee, the "Subordinated Indenture Trustee," and, together with the Senior Indenture Trustee, the "Trustees"). The Senior Indenture and the Subordinated Indenture are sometimes referred to herein individually as the "Indenture" and collectively as the "Indentures."

      This opinion is delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

      We have examined (i) the form of Registration Statement relating to the Securities; (ii) the form of Senior Indenture; (iii) the form of Subordinated Indenture; (iv) the Certificate of Incorporation of the Company, as amended and currently in effect (the "Certificate of Incorporation"); (v) the By-Laws of the Company as currently in effect(the "By-Laws"); and (vi) resolutions adopted by the Board of Directors of the Company (the "Board") relating to the issuance of the Securities (the "Board Resolutions"). We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

      In our capacity as your counsel in connection with such registration, we are familiar with the proceedings taken and proposed to be taken by the Company in connection with the authorization and issuance of the Securities. For purposes of this opinion, we have assumed that such proceedings will be timely and properly completed, in accordance with all requirements of applicable federal and New York laws, in the manner presently proposed.

      In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. In making our examination of documents executed by parties other than the Company, we have assumed that such parties had the power, corporate or other, to enter into and perform all their obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof. As to any facts material to the opinions expressed herein which were not independently established or verified, we have relied upon oral or written statements and representations of officers and other representatives of the Company and others. We have assumed that the Senior Indenture and the Subordinated Indenture each will be duly authorized, executed and delivered by the respective Trustees, and that any Debt Securities that may be issued will be manually signed by duly authorized officers of the applicable Trustee. In addition,

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Omnicom Group Inc.                                                        Page 3
February 24, 1998


we have assumed that any Deposit Agreement and any Warrant Agreement (each as herein defined) will be duly authorized, executed and delivered by the Depositary and the Warrant Agent, respectively, and that the Warrants will be duly signed by the Depositary and the Warrant Agent.

      Members of our firm are admitted to the Bar in the State of New York and we do not express any opinion as to the laws of any jurisdiction other than the corporate laws of the State of New York and the laws of the United States of America to the extent referred to specifically herein. The Securities may be issued from time to time on a delayed or continuous basis, but this opinion is limited to the laws, including the rules and regulations thereunder, as in effect on the date hereof.

      Based upon and subject to the foregoing, we are of the opinion that:

      1. With respect to any series of Debt Securities (the "Offered Debt Securities"), when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective; (ii) an appropriate Prospectus Supplement with respect to the Offered Debt Securities has been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder; (iii) if the Offered Debt Securities are to be sold pursuant to a firm commitment underwritten offering, the Underwriting Agreement with respect to the Offered Debt Securities in the form filed as an exhibit to the Registration Statement, or any post-effective amendment thereto, or incorporated by reference therein, has been duly authorized, executed and delivered by the Company and the other parties thereto;
(iv) the Board, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance and terms of the Offered Debt Securities and related matters; (v) the terms of the Offered Debt Securities and of their issuance and sale have been duly established in conformity with the applicable Indenture so as not to violate any applicable law, the Certificate of Incorporation or By-Laws of the Company or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; (vi) in the case of Subordinated Debt Securities, the Subordinated Indenture, and in the case of the Senior Debt Securities, the Senior Indenture, have been qualified under the Trust Indenture Act of 1939, as amended, and duly executed and delivered by the Company to the Subordinated Indenture Trustee and the Senior Indenture Trustee, respectively; and (vii) the Offered Debt Securities have been duly executed and authenticated in accordance with the provisions of the applicable Indenture and delivered to the purchasers thereof upon payment of the agreed-upon consideration therefor and have been duly issued and sold in accordance with the applicable Indenture and the Underwriting Agreement with respect to the Offered Debt Securities in the form filed as an exhibit to the Registration Statement, or any post-effective amendment thereto,

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Omnicom Group Inc.                                                        Page 4
February 24, 1998


or incorporated by reference therein, or any other duly authorized, executed and delivered applicable valid and binding purchase agreement, or as otherwise contemplated by the Registration Statement, or any post-effective amendment thereto, and any Prospectus Supplement relating thereto, (1) the Offered Debt Securities (including any Offered Debt Securities duly issued upon conversion or exchange of any shares of Preferred Stock convertible or exchangeable into Offered Debt Securities or upon exercise of any Warrants exercisable for Offered Debt Securities), will be valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except to the extent that enforcement thereof may be limited by (a) bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity), and (c) public policy considerations which may limit the rights of parties to obtain further remedies; and (2) if Common Stock or Preferred Stock is issuable upon conversion or exchange of any convertible Offered Debt Securities, the Common Stock or Preferred Stock issuable upon conversion or exchange of such Offered Debt Securities will be validly issued, fully paid and nonassessable, assuming the execution, authentication, issuance and delivery of the Offered Debt Securities and conversion or exchange of the Offered Debt Securities in accordance with the terms of the applicable Indenture relating thereto.

      2. With respect to the shares of any series of Preferred Stock (the "Offered Preferred Stock"), when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective; (ii) an appropriate Prospectus Supplement with respect to the Offered Preferred Stock has been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder; (iii) if the Offered Preferred Stock is to be sold pursuant to a firm commitment underwritten offering, the Underwriting Agreement with respect to the Offered Preferred Stock in the form filed as an exhibit to the Registration Statement, or any post-effective amendment thereto, or incorporated by reference therein, has been duly authorized, executed and delivered by the Company and the other parties thereto; (iv) the Board, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance and terms of the shares of the Offered Preferred Stock and related matters, including the adoption of a Certificate of Amendment to the Company's Certificate of Incorporation in accordance with the applicable provisions of Business Corporation Law of the State of New York (the "Certificate of Amendment"); (v) the filing of the Certificate of Amendment with the Secretary of State of the State of New York has duly occurred; (vi) the terms of the Offered Preferred Stock and of their issuance and sale have been duly established in conformity with the Company's Certificate of Incorporation including the Certificate of Amendment relating to the Offered Preferred Stock and the By-Laws of the Company so as not to violate any applicable law, the Certificate of Incorporation or

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Omnicom Group Inc.                                                        Page 5
February 24, 1998


By-Laws of the Company or result in default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (vii) certificates representing the shares of the Offered Preferred Stock have been duly executed, countersigned, registered and delivered upon payment of the agreed-upon consideration therefor and have been duly issued and sold in accordance with the Underwriting Agreement with respect to the Offered Preferred Stock in the form filed as an exhibit to the Registration Statement, or any post-effective amendment thereto, or incorporated by reference therein, or any other duly authorized, executed and delivered, applicable, valid and binding purchase agreement, or as otherwise contemplated by the Registration Statement, or any post-effective amendment thereto, and any Prospectus Supplement relating thereto, (1) the shares of the Offered Preferred Stock (including any Offered Preferred Stock duly issued upon conversion or exchange of any Debt Securities convertible or exchangeable into Offered Preferred Stock or upon exercise of any Warrants exercisable for Offered Preferred Stock), will be duly authorized, validly issued, fully paid and nonassessable, provided that the consideration therefor is not less than the par value thereof; and (2) if Offered Preferred Stock is convertible or exchangeable into Common Stock, the Common Stock issuable upon conversion or exchange of the Offered Preferred Stock will be duly authorized, validly issued, fully paid and nonassessable, assuming the execution, authentication, issuance and delivery of the Offered Preferred Stock and conversion or exchange of the Offered Preferred Stock in accordance with the terms of the Certificate of Amendment.

      3. With respect to the issuance of any series of Depositary Shares (the "Offered Depositary Shares"), when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective; (ii) an appropriate Prospectus Supplement with respect to the Offered Depositary Shares has been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder; (iii) the deposit agreement relating to the Offered Depositary Shares (the "Deposit Agreement") in the form to be filed as an exhibit to the Registration Statement, or any post-effective amendment thereto, or incorporated by reference therein, has been duly executed and delivered as contemplated by the Board Resolutions or other action by the Board or a duly appointed committee thereof; (iv) if the Offered Depositary Shares are to be sold pursuant to a firm commitment underwritten offering, the Underwriting Agreement with respect to the Offered Depositary Shares has been duly authorized, executed and delivered by the Company and the other parties thereto; (v) the Board, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance and terms of the Offered Depositary Shares and related matters; (vi) the terms of the Offered Depositary Shares and of their issuance and sale have been duly established in conformity with the Deposit Agreement so as not to violate any applicable law, the Certificate of Incorporation or By-Laws of the Company or result in a default

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Omnicom Group Inc.                                                        Page 6
February 24, 1998


      under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; (vii) the receipts for the Offered Depositary Shares (the "Receipts") have been duly executed, delivered and countersigned in accordance with the Deposit Agreement relating to such Offered Depositary Shares, and the Offered Depositary Shares have been duly issued and sold in accordance with the Deposit Agreement in the form to be filed as an exhibit to the Registration Statement, or any post-effective amendment thereto, or incorporated by reference therein, the Underwriting Agreement with respect to the Offered Depositary Shares, or any other duly authorized, executed and delivered, applicable, valid and binding purchase agreement, or as otherwise contemplated by the Registration Statement, or any post-effective amendment thereto, and any Prospectus Supplement relating thereto; and (viii) the Preferred Stock which is represented by Depositary Shares is duly authorized, validly issued and delivered to the Depositary in accordance with the laws of the State of New York, (1) the Offered Depositary Shares will be valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except to the extent that enforcement thereof may be limited by (a) bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity), and
(c) public policy considerations which may limit the rights of parties to obtain further remedies; and (2) when the Receipts evidencing the Offered Depositary Shares are duly issued against the deposit of the Preferred Stock in accordance with the Deposit Agreement, such Receipts will be validly issued and will entitle the holders thereof to the rights specified therein and in the Deposit Agreement.

      4. With respect to the issuance of any series of Warrants (the "Offered Warrants"), when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective; (ii) an appropriate Prospectus Supplement with respect to the Offered Warrants has been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder; (iii) the warrant agreement relating to the Offered Warrants (the "Warrant Agreement") in the form to be filed as an exhibit to the Registration Statement, or any post-effective amendment thereto, or incorporated by reference therein, has been duly executed and delivered as contemplated by the Board Resolutions or other action by the Board or a duly appointed committee thereof; (iv) if the Offered Warrants are to be sold pursuant to a firm commitment underwritten offering, the Underwriting Agreement with respect to the Offered Warrants has been duly authorized, executed and delivered by the Company and the other parties thereto; (v) the Board, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance and terms of the Offered Warrants and related matters; (vi) the terms of the Offered Warrants and of their issuance and sale have been duly established in conformity with the Warrant Agreement so as not to violate any

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Omnicom Group Inc.                                                        Page 7
February 24, 1998


applicable law, the Certificate of Incorporation or By-Laws of the Company or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (vii) the Offered Warrants have been duly executed, delivered and countersigned and have been duly issued and sold in accordance with the Warrant Agreement in the form to be filed as an exhibit to the Registration Statement, or any post-effective amendment thereto, or incorporated by reference therein, the Underwriting Agreement with respect to the Offered Warrants, or any other duly authorized, executed and delivered, applicable, valid and binding purchase agreement, or as otherwise contemplated by the Registration Statement, or any post-effective amendment thereto, and any Prospectus Supplement relating thereto, the Offered Warrants will be valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except to the extent that enforcement thereof may be limited by (a) bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally,
(b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity), and (c) public policy considerations which may limit the rights of parties to obtain further remedies.

      5. With respect to any offering of Common Stock, when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments) has become effective; (ii) an appropriate Prospectus Supplement with respect to the Common Stock has been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder;
(iii) if the Common Stock is to be sold pursuant to a firm commitment underwritten offering, the Underwriting Agreement with respect to the Common Stock has been duly authorized, executed and delivered by the Company and the other parties thereto; (iv) the Board, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance of the Common Stock and related matters; (v) the terms of the issuance and sale of the Common Stock have been duly established in conformity with the Certificate of Incorporation and By-Laws so as not to violate any applicable law, the Certificate of Incorporation or By-Laws of the Company or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any restriction imposed by any court or governmental body having jurisdiction over the Company; and (vi) certificates representing the shares of Common Stock have been duly executed, countersigned, registered and delivered upon payment of the agreed-upon consideration therefor and have been duly issued and sold in accordance with the Underwriting Agreement with respect to the Common Stock, or any other duly authorized, executed and delivered, applicable, valid and binding purchase agreement, or as otherwise contemplated by the Registration Statement, or any post-effective amendment thereto, and any Prospectus Supplement relating thereto, the shares of Common Stock (including

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Omnicom Group Inc.                                                        Page 8
February 24, 1998


any Common Stock duly issued upon conversion or exchange of any Debt Securities or shares of Preferred Stock convertible or exchangeable into Common Stock or upon exercise of any Warrants exercisable for Common Stock) will be duly authorized, validly issued, fully paid and nonassessable, provided that the consideration therefor is not less than the par value thereof.

      We hereby consent to the filing of this opinion with the Commission as
Exhibit 5 to the Registration Statement. We also consent to the reference to our firm under the heading "Legal Matters" in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

                                      Very truly yours,

                                      /s/ DONOVAN LEISURE NEWTON & IRVINE LLP